Exhibit 2

PROXY FOR SPECIAL GENERAL MEETING OF SHAREHOLDERS

POWERDSINE LTD.

September 8, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

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Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1.	To elect Dr. Michael Anghel and Ms. Dana Gross as external directors for a period of three years

/ /	FOR ALL NOMINEES	NOMINEES: / / Dr. Michael Anghel / / Ms. Dana Gross
/ /	WITHHOLD AUTHORITY FOR ALL NOMINEES

/ /	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	To approve the cash compensation of the external directors of the Company.	FOR AGAINST ABSTAIN / / / / / /

3.	To approve the grant to directors of the Company of options to purchase ordinary shares.	FOR AGAINST ABSTAIN / / / / / /

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF POWERDSINE LTD.

THE ORDINARY SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE PROPOSED RESOLUTIONS. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL GENERAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	/ /

Signature of Shareholder ___________________________________________   Date: ___________________   Signature of Shareholder ___________________________________________   Date: ___________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

POWERDSINE LTD.

PROXY FOR SPECIAL GENERAL MEETING OF SHAREHOLDERS

SEPTEMBER 8, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     Mr. Igal Rotem and Mr. Geri Katz or any of them(1) __________ with power of substitution in each, are hereby authorized to represent the undersigned at the Special General Meeting of the shareholders of PowerDsine Ltd. (the "Company"), to be held at the Company's offices located at 1 Hanagar Street, Neve Ne'eman Industrial Zone, Hod Hasharon 45421, Israel on September 8, 2004, at 1:00 p.m. local time, and at any adjournments or postponements thereof, and thereat to vote, as indicated on the reverse side of this proxy card, the same number of ordinary shares, par value NIS 0.01 per share, of the Company as the undersigned would be entitled to vote if then personally present.

(1) If you wish to appoint another proxy to the exclusion of the aforementioned, please insert the name of such proxy in the space provided (in the event that you insert a name, none of the aforementioned proxies will vote on your behalf):

__________________________________________
.

(Continued and to be signed on the reverse side)

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